UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

General Cable Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-12983	06-1398235
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tesseneer Drive, Highland Heights, Kentucky	41076-9753
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 572-8000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

General Cable Corporation (the “Company”) has determined that it will correct an immaterial footnote disclosure error in its 2008 Annual Report on Form 10-K, as amended (the “2008 Form 10-K”), by making an adjustment in its Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”). The immaterial correction involves the classification within its guarantor footnote of an intercompany dividend for the year ended December 31, 2008 between a guarantor subsidiary and the parent company. This correction has no effect on the Company’s 2009 or 2008 consolidated statement of operations, consolidated balance sheet, consolidated statement of cash flows or its liquidity for any prior comparative period and only impacts the parent company’s statement of cash flow presentation in the guarantor footnote as further described below.

The intercompany dividend of $34.8 million was recorded within the parent company’s intercompany transactions and classified as an investing cash flow activity as disclosed in the Supplemental Guarantor and Parent Company Condensed Financial Information footnote to the 2008 Form 10-K. The Company determined that under ASC 230-10-45-12(b), the payment from the subsidiary was a return on investment and should have been classified as an inflow from operating activities. The Company will present the dividend payment as an operating cash flow for 2008 in its 2009 Form 10-K and will include all disclosures as required by ASC 250-10-50-7 through ASC 250-10-50-10.

As disclosed, this is a nonrecurring transaction and is the only intercompany dividend in the three years presented in the 2008 Form 10-K. Additionally, there has been no such dividend activity in 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL CABLE CORPORATION

December 14, 2009	By:	/s/ Robert J. Siverd

Robert J. Siverd
Executive Vice President, General Counsel and Secretary